Exhibit 10.2

TAX RECEIVABLE AGREEMENT

between

GMR Solutions, Inc.

and

THE PERSONS NAMED HEREIN

Dated as of [●], 2026

i

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), is dated as of [●], 2026, and is between GMR Solutions, Inc., a Delaware corporation (including any successor corporation, “PubCo”), each of the undersigned parties, and each of the other persons from time to time that becomes a party hereto (each, excluding PubCo, a “TRA Party” and together the “TRA Parties”).

RECITALS

WHEREAS, following the IPO Date, the income, gain, loss, expense and other Tax (as defined below) items of the Corporate Taxpayer (as defined below) may be affected by the Tax Attributes (as defined below) and Imputed Interest (as defined below); and

WHEREAS, in connection with the initial public offering of PubCo, the parties to this Agreement desire to provide for certain payments and make certain arrangements with respect to the effect of the Tax Attributes and Imputed Interest on the liability for Taxes of the Corporate Taxpayer.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1      Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Actual Tax Liability” means, with respect to any Taxable Year of the Corporate Taxpayer, the sum of (i) the liability for U.S. federal income Taxes of the Corporate Taxpayer and (ii) the product of (A) the amount of the U.S. federal net taxable income for such taxable year reported on the Corporate Taxpayer’s IRS Form 1120 (or any successor form), and (B) the Assumed State and Local Tax Rate.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means a per annum rate of SOFR plus 100 basis points.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Amended Schedule” has the meaning set forth in Section 2.2(b) of this Agreement.

“Applicable Percentage” means, in respect of any TRA Party, the percentage set forth opposite such TRA Party’s name on Schedule I hereto (on either Schedules IA, IB and/or Schedule IC), as the same may be updated from time to time in accordance with Section 7.6(a).

“Assignment Notice” has the meaning set forth in Section 7.6 of this Agreement.

“Assumed State and Local Tax Rate” means, with respect to any Taxable Year, the sum of the effective rates of Tax imposed on the aggregate net income of the Corporate Taxpayer, in each state or local jurisdiction in which the Corporate Taxpayer files Tax Returns for such Taxable Year, with the effective rate in any state or local jurisdiction being equal to the product of (i) the apportionment factor on the income or franchise Corporate Taxpayer Return in such jurisdiction for such Taxable Year and (ii) the maximum applicable corporate Tax rate in effect in such jurisdiction in such Taxable Year. As an illustration of the calculation of the Assumed State and Local Tax Rate for a Taxable Year, if the Corporate Taxpayer solely files Tax Returns in State 1 and State 2 in a Taxable Year, the maximum applicable corporate Tax rates in effect in such states in such Taxable Year are 6.5% and 5.5%, respectively, and the apportionment factors for such states in such Taxable Year are 55% and 45% respectively, then the Assumed State and Local Tax Rate for such Taxable Year is equal to 6.05% (i.e., 6.5% multiplied by 55% plus 5.5% multiplied by 45%).

“Beneficial Owner” means, with respect to any security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the Board of Directors of PubCo.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Change of Control” means the occurrence of any of the following events:

i.            any Person or any group of Persons acting together that would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended or any successor provisions thereto (excluding (a) a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporate Taxpayer in substantially the same proportions as their ownership of stock of the Corporate Taxpayer or (b) a Person or group of Persons in which KKR Group (as defined in the Corporate Taxpayer’s Registration Statement on Form S-1 (File No. 333-295169) or its Affiliates, directly or indirectly hold Beneficial Ownership of securities representing more than 50% of the total voting power in such Person or held by such group) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporate Taxpayer representing more than 50% of the combined voting power of the Corporate Taxpayer’s then outstanding voting securities; or

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ii.            there is consummated a merger or consolidation of the Corporate Taxpayer with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Corporate Taxpayer immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

iii.            the stockholders of the Corporate Taxpayer approve a plan of complete liquidation or dissolution of the Corporate Taxpayer or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets, other than such sale, lease or other disposition by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets (A) to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporate Taxpayer in substantially the same proportions as their ownership of the Corporate Taxpayer immediately prior to such sale or (B) a direct or indirect Subsidiary of the Corporate Taxpayer.

Notwithstanding the foregoing, except with respect to clause (ii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporate Taxpayer immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of the Corporate Taxpayer immediately following such transaction or series of transactions.

“Co-Assignee” has the meaning set forth in Section 7.6 of this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A Common Stock, $0.0001 par value per share, of the Corporate Taxpayer.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporate Taxpayer” means PubCo and any company that is a member of any U.S. federal income consolidated Tax Return of which PubCo is a member, where appropriate.

“Covered Person” has the meaning set forth in Section 7.13 of this Agreement.

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“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporate Taxpayer up to and including such Taxable Year. The Realized Tax Benefit for each Taxable Year shall be determined based on the most recent Tax Benefit Schedules or Amended Schedules, if any, in existence at the time of such calculation; provided that, for the avoidance of doubt, the computation of the Cumulative Net Realized Tax Benefit shall be adjusted to reflect any applicable Determination with respect to any Realized Tax Benefits.

“Default Rate” means a per annum rate of SOFR plus 500 basis points.

“Deferred Interest Expense” means the excess business interest carryforwards under Section 163(j) of the Code of the Corporate Taxpayer or its Subsidiaries relating to taxable periods (or portions thereof) ending on or before the IPO Date.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state, local or non-U.S. Tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Dispute” has the meaning set forth in Section 7.8(a) of this Agreement.

“Expert” has the meaning set forth in Section 7.9 of this Agreement.

“Future TRAs” has the meaning set forth in Section 5.1 of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year the sum of (i) the liability for U.S. federal income Taxes of the Corporate Taxpayer using the same methods, elections, conventions and similar practices used on the relevant IRS Form 1120 (or any successor form) and (ii) the product of (A) the U.S. federal net taxable income for such Taxable Year reported on the Corporate Taxpayer’s IRS Form 1120 (or any successor form) , and (B) the Assumed State and Local Tax Rate, but, in the determination of the liability in clauses (i) and (ii), with respect to the Corporate Taxpayer, (a) without taking into account the Tax Attributes and (b) excluding any deduction attributable to Imputed Interest attributable to any payment made under this Agreement for the Taxable Year. For the avoidance of doubt, (i) Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to a Tax Attribute or Imputed Interest and (ii) there shall be no adjustment to any items of income, gain, loss, expense or other Tax items for state and local tax purposes in determining the Hypothetical Tax Liability.

“Immediate Family Member” means, with respect to any TRA Party in its capacity as a holder of Management Party Common TRA Interests, as applicable, any Person who is a “family member” (as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission) of such holder of Management Party Common TRA Interests.

“Imputed Interest” in respect of a TRA Party shall mean any interest imputed under Sections 1272, 1274 or 483 or other provision of the Code and any similar provision of state or local Tax law, or otherwise required to be treated as interest for Tax purposes under applicable Tax law, with respect to the Corporate Taxpayer’s payment obligations in respect of such TRA Party under this Agreement.

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“Interest Amount” has the meaning set forth in Section 3.1(b) of this Agreement.

“IPO” means the initial public offering of Common Stock by the Corporate Taxpayer.

“IPO Date” means the initial closing date of the IPO.

“IPO Date Amortization and Depreciation” means the amortization deductions with respect to “amortizable section 197 intangibles” as defined in Section 197(c) and (d) of the Code and the depreciation deductions with respect to “tangible property” within the meaning of Section 168 of the Code, and the reduction of taxable income and gain attributable to existing tax basis in any such assets, that are held by the Corporate Taxpayer or any of its Subsidiaries (including for this purpose any Person that will be a Subsidiary of the Corporate Taxpayer immediately prior to the IPO Date) immediately prior to the IPO Date. Notwithstanding the foregoing, the term “IPO Date Amortization and Depreciation” shall not include any Tax attribute that is used to offset Taxes of the Corporate Taxpayer, if such offset Taxes are attributable to taxable periods (or portions thereof) ending immediately prior to the IPO Date.

“IRS” means the U.S. Internal Revenue Service.

“KKR TRA Party” means KKR GMR Consolidated Aggregator LLC, and each of its Permitted Assignees; provided that, for the avoidance of doubt, neither (i) the Corporate Taxpayer or (ii) any investment funds managed or advised by Ares Management LLC or its Affiliates shall constitute a KKR TRA Party or an Affiliate of any KKR TRA Party.

“Management Party Common TRA Interest” means an interest held by a TRA Party as reflected on Schedule IB with respect to its Applicable Percentage set forth therein; for the avoidance of doubt, if a TRA Party is listed on both Schedules IB and Schedule IC, only its interests listed in Schedule IB are included for the purpose of this definition.

“Management Party Participation TRA Interest” means an interest held by a TRA Party as reflected on Schedule IC with respect to its Applicable Percentage set forth therein; for the avoidance of doubt, if a TRA Party is listed on both Schedules IB and Schedule IC, only its interests listed in Schedule IC are included for the purpose of this definition.

“Material Breach Date” means the date of a Material Breach Event.

“Material Breach Event” has the meaning set forth in Section 4.1(a) of this Agreement.

“Net Tax Benefit” has the meaning set forth in Section 3.1(b) of this Agreement.

“NOLs” means, without duplication, United States federal net operating losses, and any United States federal tax attributes subject to carryforward under Section 381 of the Code of the Corporate Taxpayer or its Subsidiaries relating to taxable periods (or portions thereof) ending on or before the IPO Date.

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“Objection Notice” has the meaning set forth in Section 2.2 of this Agreement.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Permitted Assignee” means (i) with respect to a KKR TRA Party, any successor or Affiliate thereof, and (ii) with respect to a TRA Party in its capacity as a holder of Management Party Common TRA Interests, (A) an Immediate Family Member, (B) a trust solely for the benefit of such party and his or her Immediate Family Members or (C) a partnership or limited liability company whose only partners or members are such party and his or her Immediate Family Members.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“PubCo” has the meaning set forth in the Preamble to this Agreement.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the Actual Tax Liability for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.9 of this Agreement.

“Reconciliation Procedures” has the meaning set forth in Section 2.2 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

“Service Condition” has the meaning set forth in Section 3.6 of this Agreement.

“Senior Obligations” has the meaning set forth in Section 5.1 of this Agreement.

“SOFR” with respect to any day means the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator), on the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source; provided that, at no time shall SOFR be less than 0%. If the Corporate Taxpayer reasonably determines in good faith that (i) SOFR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars or (ii) the applicable supervisor or administrator (if any) of SOFR or an applicable government authority has made a public statement identifying a specific date after which SOFR shall no longer be used for determining interest rates for loans in the U.S. loan market in U.S. dollars, then the Corporate Taxpayer and the TRA Party Representative shall collectively (as determined in good faith by the Corporate Taxpayer and the TRA Party Representative to be consistent with a generally accepted market practice at such time), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace SOFR for all purposes under this Agreement. In connection with the establishment and application of the Replacement Rate, this Agreement shall be amended solely with the consent of the Corporate Taxpayer and the TRA Party Representative, as may be necessary or appropriate, in the reasonable judgment of the Corporate Taxpayer and the TRA Party Representative, to effectuate the provisions of this definition. The Replacement Rate shall be applied in a manner consistent with generally accepted market practice at such time; provided that, in each case, to the extent such market practice is not administratively feasible for the Corporate Taxpayer, such Replacement Rate shall be applied as otherwise reasonably determined by the Corporate Taxpayer and the TRA Party Representative.

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“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Attributes” means, without duplication, the sum of the Corporate Taxpayer’s (i) as of the IPO Date (determined on a closing of the book basis), NOLs, Deferred Interest Expense, Tax Credits, IPO Date Amortization and Depreciation, Section 174 expense capitalization (if any), and deductions in respect of the debt issuance costs associated with any indebtedness for borrowed money of the Corporate Taxpayer existing as of the IPO Date (including any unamortized expenses or deductions for premiums or breakage expenses on indebtedness that is repaid with proceeds of the IPO) and (ii) Tax deductions or other Tax benefits permitted for U.S. federal, state or local income Tax purposes relating or attributable to the IPO.

“Tax Benefit Payment” has the meaning set forth in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” has the meaning set forth in Section 2.1(a) of this Agreement.

“Tax Credits” means, without duplication, tax credits or tax refunds that may be utilized to offset U.S. federal income or alternative minimum Tax, including research and development credits, foreign tax credits, alternative minimum tax credits, and other general and business tax credits.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

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“Taxable Year” means a taxable year of the Corporate Taxpayer as defined in Section 441(b) of the Code (and, therefore, for the avoidance of doubt, may include a period of less than twelve (12) months for which a Tax Return is made), ending on or after the IPO Date.

“Taxes” means any and all U.S. federal, state, local and non-U.S. taxes, assessments or similar charges that are based on or measured with respect to net income or profits and any interest related to such Tax.

“Taxing Authority” means any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“Third Party Assignee” has the meaning set forth in Section 7.6 of this Agreement.

“TRA Party” has the meaning set forth in the Preamble to this Agreement.

“TRA Party Representative” means, initially KKR GMR Consolidated Aggregator LLC, and thereafter, either (i) the Person designated in writing by the then current TRA Party Representative (which may be either an Affiliate or a third-party) or (ii) as designated by the Corporate Taxpayer if so required, in each case, pursuant to Section 7.13 of this Agreement.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant Taxable Year.

“Valuation Assumptions” shall mean, as of a Material Breach Date, the assumptions that in each Taxable Year ending on or after such Material Breach Date, (1) the Corporate Taxpayer will have taxable income sufficient to fully utilize the Tax items arising from the Tax Attributes and Imputed Interest during such Taxable Year or future Taxable Years and Imputed Interest that would result from future payments under this Agreement that would be paid in accordance with the Valuation Assumptions in which such deductions would become available, (2) Tax Attributes or Imputed Interest that are available as of the date of such Material Breach Date will be used by the Corporate Taxpayer on a pro rata basis from such Material Breach Date through the earlier of (x) the scheduled expiration date under applicable Tax law of such Tax Attribute and Imputed Interest, or (y) the fifth (5th) anniversary of the Material Breach Date, (3) the U.S. federal income Tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Material Breach Date and the Assumed State and Local Tax Rate will be calculated based on such rates and the apportionment factor applicable in such Taxable Year.

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ARTICLE II
DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

Section 2.1      Tax Benefit Schedule.

(a)            Tax Benefit Schedule. Within one hundred and twenty (120) calendar days after the due date (including extensions) of IRS Form 1120 (or any successor form) of the Corporate Taxpayer for any Taxable Year in which there is a Realized Tax Benefit , the Corporate Taxpayer shall provide to the TRA Party Representative a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit and Tax Benefit Payment in respect of each TRA Party for such Taxable Year (a “Tax Benefit Schedule”). Each Tax Benefit Schedule will become final as provided in Section 2.2 and may be amended as provided in Section 2.2(b) (subject to the procedures set forth in Section 2.2(b)).

(b)            Applicable Principles. Subject to Section 3.3, the Realized Tax Benefit for each Taxable Year is intended to measure the decrease in the actual liability for U.S. federal income Taxes, and to approximate the decrease in the actual liability for U.S. state and local income Taxes of the Corporate Taxpayer for such Taxable Year attributable to the Tax Attributes and Imputed Interest, determined using a “with and without” methodology (i.e., the Actual Tax Liability being the “with” calculation and the Hypothetical Tax Liability being the “without” calculation). Carryovers or carrybacks of any Tax item attributable to any of the Tax Attributes or Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to any Tax Attribute or Imputed Interest and another portion that is not, such portions shall be considered to be used in accordance with the “with and without” methodology. For U.S. federal and applicable state and local income Tax purposes, the parties hereto intend that (i) the execution and issuance of this Agreement shall be treated as a distribution of property under Section 301 of the Code (or analogous provision of state or local Tax Law) with respect to all TRA Parties other than the holders of Management Party Participation TRA Interests, and (ii) each Tax Benefit Payment in respect of a Management Party Participation TRA Interest shall be treated as a compensatory payment for U.S. federal and applicable state and local Tax purposes, subject to corresponding payroll withholding Tax. In each case of the foregoing clause (i) and (ii), the parties agree not to take any position, whether in any Tax return, audit, examination, adjustment or action with respect to any Tax, which is inconsistent with such treatment, unless required to do so by a Determination.

Section 2.2      Procedures, Amendments.

(a)            Procedure. Every time the Corporate Taxpayer delivers to the TRA Party Representative a Tax Benefit Schedule under this Agreement, including any Amended Schedule, the Corporate Taxpayer shall also (x) deliver to the TRA Party Representative supporting schedules and work papers, as determined by the Corporate Taxpayer or as reasonably requested by the TRA Party Representative, providing reasonable detail regarding data and calculations that were relevant for purposes of preparing the Tax Benefit Schedule and (y) allow the TRA Party Representative reasonable access at no cost to the appropriate representative at the Corporate Taxpayer, as determined by the Corporate Taxpayer or as reasonably requested by the TRA Party Representative, in connection with a review of the Tax Benefit Schedule. Without limiting the generality of the preceding sentence, the Corporate Taxpayer shall ensure that any Tax Benefit Schedule that is delivered to a TRA Party, along with any supporting schedules and work papers, provides a reasonably detailed presentation of the calculation of the Actual Tax Liability and the Hypothetical Tax Liability and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. A Tax Benefit Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days from the date on which the relevant TRA Party is treated as having received the Tax Benefit Schedule or amendment thereto under Section 7.1 unless the TRA Party Representative with respect to the applicable TRA Party, (i) within thirty (30) calendar days from such date provides the Corporate Taxpayer with notice of a material objection to the Tax Benefit Schedule (“Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case the Tax Benefit Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the TRA Party Representative, for any reason, are unable to successfully resolve the issues raised in an Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of such Objection Notice, the Corporate Taxpayer and the TRA Party Representative shall employ the reconciliation procedures as described in Section 7.9 of this Agreement (the “Reconciliation Procedures”). The TRA Party Representative will fairly represent the interests of the TRA Parties and shall use reasonable efforts to timely raise and pursue, in accordance with this Section 2.2, any reasonable objection to a Tax Benefit Schedule or amendment thereto timely communicated in writing to the TRA Party Representative by a TRA Party.

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(b)            Amended Schedule. The Tax Benefit Schedule for any Taxable Year may be amended from time to time by the Corporate Taxpayer (i) in connection with a Determination affecting such Tax Benefit Schedule, (ii) to correct inaccuracies in the Tax Benefit Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Tax Benefit Schedule was provided to a TRA Party, (iii) to comply with an Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year, or (v) to reflect a change in the Realized Tax Benefit for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year (any such Tax Benefit Schedule, an “Amended Schedule”). The Corporate Taxpayer shall provide an Amended Schedule to each TRA Party, if applicable, for any particular Taxable Year within one hundred and twenty (120) calendar days after the due date (including extensions) of IRS Form 1120 (or any successor form) of the Corporate Taxpayer for the succeeding Taxable Year.

ARTICLE III
TAX BENEFIT PAYMENTS

Section 3.1      Payments.

(a)            Payments. Within five (5) Business Days after a Tax Benefit Schedule delivered to the TRA Party Representative becomes final in accordance with Section 2.2 and Section 7.9, if applicable, the Corporate Taxpayer shall pay to each TRA Party for such Taxable Year the Tax Benefit Payment in respect of such TRA Party determined pursuant to Section 3.1(b); provided that any Tax Benefit Payment payable with respect to a Management Party Participation TRA Interest shall have satisfied the Service Condition. Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by such TRA Party to the Corporate Taxpayer or as otherwise agreed by the Corporate Taxpayer and such TRA Party; provided, that each Tax Benefit Payment with respect to a Management Party Participation TRA Interest shall be paid through the Corporate Taxpayer’s (or its applicable Subsidiary’s) payroll system, net of any applicable withholding tax.  For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated Tax payments, including, without limitation, U.S. federal estimated income Tax payments.

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(b)            A “Tax Benefit Payment” in respect of a TRA Party for a Taxable Year means an amount, not less than zero, equal to the sum of such TRA Party’s Applicable Percentage of the Net Tax Benefit and the Interest Amount with respect thereto. Subject to Section 3.3, the “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year, over the total amount of payments previously made under the first sentence of Section 3.1(a) (excluding payments attributable to Interest Amounts); provided that, for the avoidance of doubt, no such recipient shall be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” shall equal the interest on the unpaid amount of the Net Tax Benefit calculated at the Agreed Rate from the due date (without extensions) for filing IRS Form 1120 (or any successor form) of the Corporate Taxpayer with respect to Taxes for such Taxable Year until the earlier of (i) the date on which no remaining Tax Benefit Payment is due in respect of such Net Tax Benefit and (ii) the Payment Date under Section 3.1(a).

Section 3.2      No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized.

Section 3.3      Pro Rata Payments. Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate Realized Tax Benefit of the Corporate Taxpayer with respect to the Tax Attributes is limited in a particular Taxable Year because the Corporate Taxpayer does not have sufficient taxable income, the Net Tax Benefit for that Taxable Year shall be allocated among all parties then-eligible to receive Tax Benefit Payments under this Agreement in proportion to the amounts of Net Tax Benefit for that Taxable Year, respectively, that would have been attributable to each TRA Party if the Corporate Taxpayer had sufficient taxable income so that there were no such limitation.

Section 3.4      Payment Ordering. If for any reason the Corporate Taxpayer does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then the Corporate Taxpayer and the TRA Parties agree that (i) Tax Benefit Payments for such Taxable Year shall be allocated to all parties eligible to receive Tax Benefit Payments under this Agreement in such Taxable Year in proportion to the amounts of Tax Benefit Payments, respectively, that would have been made to each TRA Party if the Corporate Taxpayer had sufficient cash available to make such Tax Benefit Payments and (ii) no Tax Benefit Payments shall be made in respect of any Taxable Year until all Tax Benefit Payments to all TRA Parties in respect of all prior Taxable Years have been made in full .

Section 3.5      Overpayments. Subject to the procedures described in Section 2.2, to the extent the Corporate Taxpayer makes a Tax Benefit Payment to a TRA Party in respect of a particular Taxable Year under Section 3.1(a) in an amount in excess of the amount of such Tax Benefit Payment that should have been made to such TRA Party in respect of such Taxable Year under the terms of this Agreement then such TRA Party shall not receive further Tax Benefit Payments under Section 3.1(a) or Section 4.1(a) until such TRA Party has foregone an amount of Tax Benefit Payments equal to such excess; provided, that, for the avoidance of the doubt, no TRA Party shall be required to return any payment paid by the Corporate Taxpayer to such TRA Party.

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Section 3.6      Service Condition. A TRA Party shall be entitled to a Tax Benefit Payment with respect to a Management Party Participation TRA Interest hereunder only if such TRA Party was employed with the Corporate Taxpayer or its Subsidiaries for at least one calendar day during the Taxable Year in which the Tax Benefit Payment is paid (the “Service Condition”). If the Service Condition is not met on any Payment Date with respect to any Management Party Participation TRA Interest, then (x) no Tax Benefit Payment on such Payment Date or any future Tax Benefit Payments shall be made hereunder with respect to such Management Party Participation TRA Interest and (y) the Applicable Percentage corresponding to such Management Party Participation TRA Interest shall be decreased to zero, while the Applicable Percentage of all other TRA Parties shall be increased (in a corresponding amount in the aggregate) on a pro rata basis (based on relative Applicable Percentage) for the applicable Tax Benefit Payment and all future Tax Benefit Payments. For the avoidance of doubt, any Tax Benefit Payment that is not paid due to a failure of the Service Condition shall not be retained by the Corporate Taxpayer and shall be paid in full to the remaining TRA Parties in accordance with this Section 3.6. The Corporate Taxpayer may in its sole discretion adjust the terms of the Service Condition and Management Party Participation TRA Interests to the extent necessary to comply with Section 409A of the Code, including in the event of a change of the Taxable Year of the Corporate Taxpayer.

ARTICLE IV
Valuation Assumptions

Section 4.1      Breach of Agreement; Change of Control

(a)            In the event that (1) the Corporate Taxpayer breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under Title 11 of the United States Code (i.e., the United States Bankruptcy Code) or otherwise or (2)(A) the Corporate Taxpayer shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate a bankruptcy or insolvency, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking an appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or it shall make a general assignment for the benefit of creditors or (B) there shall be commenced against the Corporate Taxpayer any case, proceeding or other action of the nature referred to in clause (A) above that remains undismissed or undischarged for a period of sixty (60) calendar days (an event described in clause (1) or (2), a (“Material Breach Event”), and the Material Breach Event has not been cured prior to the due date of the Tax Return (including extensions) of the Corporate Taxpayer for the Taxable Year in which such Material Breach Event occurred, all Tax Benefit Payments shall be calculated utilizing the Valuation Assumptions; provided that, (x) if such Material Breach Event is cured prior to the due date of the Tax Return (including extensions) of the Corporate Taxpayer for the Taxable Year in which such Material Breach Event occurred, then the Valuation Assumptions shall not apply and the Tax Benefit Payments shall be calculated pursuant to this Agreement as if such Material Breach Event had not occurred and (y) if such Material Breach Event is cured after such date, then the Valuation Assumptions shall no longer apply with respect to any Tax Benefit Payments for any Taxable Year that includes or ends after the date of such cure.  The parties agree that the failure to make any payment due pursuant to this Agreement within three (3) months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three (3) months of the date such payment is due. For the avoidance of doubt, in the case of a Material Breach Event no obligations hereunder shall be accelerated and no payments shall be immediately due and payable unless otherwise due and payable hereunder. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of a material obligation of this Agreement if the Corporate Taxpayer fails to make any Tax Benefit Payment when due to the extent that the Corporate Taxpayer has insufficient funds to make such payment; provided, that the interest provisions of Section 5.2 shall apply to such late payment (unless the Corporate Taxpayer does not have sufficient funds to make such payment as a result of limitations imposed by any Senior Obligations, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate). Notwithstanding anything to the contrary, a Material Breach Event shall be deemed not to have occurred in respect of a TRA Party if the TRA Party Representative has waived the application of this Section 4.1(a) on behalf of such TRA Party.

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(b)            In the event of a Change of Control, all obligations hereunder shall be calculated utilizing the Valuation Assumptions by substituting in each case the terms “the closing date of a Change of Control” in each place where the phrase “Material Breach Date” appears. For the avoidance of doubt, in the case of a Change of Control, no obligations hereunder shall be accelerated and no payments shall be immediately due and payable unless otherwise due and payable hereunder. Notwithstanding anything to the contrary, a Change of Control shall be deemed not to have occurred in respect of a TRA Party if the TRA Party Representative has waived the application of this Section 4.1(b) on behalf of such TRA Party.

ARTICLE V
SUBORDINATION AND LATE PAYMENTS

Section 5.1      Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment required to be made by the Corporate Taxpayer to the TRA Parties under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer and its Subsidiaries (“Senior Obligations”) and shall rank pari passu in right of payment with all current or future unsecured obligations of the Corporate Taxpayer that are not Senior Obligations. To the extent that any payment under this Agreement is not permitted to be made at the time payment is due as a result of this Section 5.1 and the terms of agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of TRA Parties and the Corporate Taxpayer shall make such payments at the first opportunity that such payments are permitted to be made in accordance with the terms of the Senior Obligations. Notwithstanding any other provision of this Agreement to the contrary, to the extent that the Corporate Taxpayer or any of its Affiliates enters into future Tax receivable or other similar agreements (“Future TRAs”), the Corporate Taxpayer shall ensure that the terms of any such Future TRA shall provide that the Tax Attributes subject to this Agreement are considered senior in priority to any Tax attributes subject to any such Future TRA for purposes of calculating the amount and timing of payments under any such Future TRA and that there is no duplication of Tax Attributes (and payments with respect thereto) that are subject to this Agreement and Tax attributes (and payment obligations with respect thereto) that are subject to any Future TRAs.

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Section 5.2      Late Payments by the Corporate Taxpayer. Subject to the proviso in the last sentence of Section 4.1(a), the amount of all or any portion of any Tax Benefit Payment not made to the TRA Parties when due under the terms of this Agreement, whether as a result of Section 5.1 or otherwise, shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment was first due and payable to the date of actual payment.

ARTICLE VI
NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.1      Participation in the Corporate Taxpayer’s Tax Matters. Except as otherwise provided herein, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer, including, without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporate Taxpayer shall notify the TRA Party Representative and shall keep the TRA Party Representative reasonably informed with respect to the portion of any audit of the Corporate Taxpayer by a Taxing Authority the outcome of which is reasonably expected to materially affect the rights and obligations of a TRA Party under this Agreement, and shall provide to the TRA Party Representative, at the TRA Party Representative’s expense, reasonable opportunity to provide information and other input to the Corporate Taxpayer (and their respective advisors) concerning the conduct of any such portion of such audit.

Section 6.2      Consistency. The Corporate Taxpayer and the TRA Parties agree to report and cause to be reported for all purposes, including U.S. federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including, without limitation, each Tax Benefit Payment) in a manner consistent with that contemplated by this Agreement or specified by the Corporate Taxpayer in any Tax Benefit Schedule required to be provided by or on behalf of the Corporate Taxpayer under this Agreement unless otherwise required by law. The Corporate Taxpayer shall use commercially reasonable efforts (for the avoidance of doubt, taking into account the interests and entitlements of all TRA Parties under this Agreement) to defend the Tax treatment contemplated by this Agreement and any Tax Benefit Schedule in any audit, contest or similar proceeding with any Taxing Authority.

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Section 6.3      Cooperation. Each of the TRA Parties shall (a) furnish to the Corporate Taxpayer in a timely manner such information, documents and other materials as the Corporate Taxpayer may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, or preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority in respect of the matters contemplated by this Agreement, (b) make itself reasonably available to the Corporate Taxpayer and the TRA Party Representative to provide explanations of documents and materials and such other information as the Corporate Taxpayer or the TRA Party Representative may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter (subject to the terms of clauses (a) and (b) above). The Corporate Taxpayer shall reimburse each such TRA Party for any reasonable and documented out-of-pocket costs and expenses incurred pursuant to this Section 6.3. Upon the request of any TRA Party, the Corporate Taxpayer shall provide such information, execute such documents and otherwise cooperate in taking any action reasonably requested by such TRA Party in connection with its tax or financial reporting and/or the consummation of any assignment or transfer of any of its rights and/or obligations under this Agreement.

ARTICLE VII
MISCELLANEOUS

Section 7.1      Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile or email with confirmation of transmission by the transmitting equipment or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Corporate Taxpayer, to:

[address]

Attention:      Thomas A. A. Cook

Email:            [email address]

Any party may change its address, fax number or email by giving the other party written notice of its new address, fax number or email in the manner set forth above. Notice to any TRA Party shall be delivered to the last mailing address provided by such TRA Party to the Corporate Taxpayer.

Section 7.2      Counterparts. This Agreement may be executed in one or more counterparts (including counterparts transmitted electronically in portable document format (pdf), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) with the same effect as if the signatures to each counterpart were upon a single instrument, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The parties hereto irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

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Section 7.3      Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4      Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Section 7.5      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6      Successors; Assignment; Amendments; Waivers.

(a)            Each TRA Party may assign all or any portion of its rights under this Agreement to any Person as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, substantially in form of Exhibit A hereto, agreeing to become a TRA Party for all purposes of this Agreement, except as otherwise provided in this Section 7.6 or elsewhere in this Agreement or in such joinder; provided, that a Management Party Participation TRA Interest shall not be assigned or transferred and any attempt to assign or transfer such interest shall be void ab initio.

(b)            In the event that any KKR TRA Party proposes to transfer and/or assign all or a portion of its rights under this Agreement to any Person (other than to (i) a Permitted Assignee of such KKR TRA Party or (ii) another TRA Party) (a “Third Party Assignee”)), then such KKR TRA Party will provide each TRA Party that holds Management Party Common TRA Interests and each Permitted Assignee thereof that has become a TRA Party in accordance with Section 7.6(a) (each, a “Co-Assignee”), with the right to transfer and/or assign to such Third Party Assignee the same portion of such Co-Assignee’s rights under this Agreement by providing each Co-Assignee with at least twelve (12) Business Days’ prior written notice of such proposed transfer and/or assignment, which written notice shall contain a summary of the material terms and conditions thereof (to the extent known or reasonably determinable) (an “Assignment Notice”). If a Co-Assignee wishes to participate in such transfer and/or assignment, such Co-Assignee shall provide written notice thereof to such KKR TRA Party no less than ten (10) Business Days after receipt of the relevant Assignment Notice from the KKR TRA Party, which participation notice by such Co-Assignee shall be unconditional and irrevocable. Each Co-Assignee that timely and properly delivers a participation notice shall participate in such transfer and/or assignment on substantially the same terms and conditions as the initiating KKR TRA Party, including as to any representations, warranties, covenants, indemnities and agreements made by such KKR TRA Party (it being understood that the liability of such KKR TRA Party or each participating Co-Assignees shall be limited to such Person’s proceeds from such transfer and/or assignment). Any such transfer and/or assignment will be effectuated pursuant to such procedures and documentation as the initiating KKR TRA Party shall reasonably determine. Each participating Co-Assignee shall cooperate reasonably and promptly with the initiating KKR TRA Party in connection with such transfer and/or assignment (including taking or causing to be taken all such actions as such KKR TRA Party deems to be reasonably necessary or appropriate in order to consummate expeditiously such transfer and/or assignment). The initiating KKR TRA Party and each participating Co-Assignee shall bear their proportionate share of the fees and expenses incurred by the KKR TRA Party in connection with the negotiation, execution and/or consummation of such transfer and/or assignment.

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(c)            No provision of this Agreement may be amended unless such amendment is approved in writing by each of the Corporate Taxpayer and by the TRA Party Representative (such approval not to be unreasonably withheld, conditioned or delayed); provided that, no such amendment shall be effective if such amendment will have a disproportionate, material and adverse effect on one TRA Party compared to any other TRA Party unless such amendment is consented to in writing by such affected TRA Party (such consent not to be unreasonably withheld, conditioned or delayed).

(d)            All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place.

(e)            If all or a portion of a TRA Party’s rights pursuant to this Agreement are transferred, sold, assigned or otherwise disposed of, then the transferor shall have no further right to receive any further payments in respect of such rights and any subsequent payments to the transferee shall be determined with regard to amounts previously paid to the transferor.

Section 7.7      Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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Section 7.8      Resolution of Disputes.

(a)            Any and all disputes which are not governed by Section 7.9 and cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the Dispute fail to agree on the selection of an arbitrator within thirty (30) calendar days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer admitted to the practice of law in the State of New York and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b)            Notwithstanding the provisions of paragraph (a), the Corporate Taxpayer may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each TRA Party (i) expressly consents to the application of paragraph (c) of this Section 7.8 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Corporate Taxpayer as agent of such TRA Party for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise the TRA Party of any such service of process, shall be deemed in every respect effective service of process upon the TRA Party in any such action or proceeding.

(c)            (i)  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 7.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another; and

(ii)            The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 7.8 and such parties agree not to plead or claim the same.

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Section 7.9      Reconciliation. In the event that the Corporate Taxpayer and the TRA Party Representative are unable to resolve a disagreement with respect to the matters governed by Sections 2.2 and 4.1 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless the Corporate Taxpayer and the TRA Party Representative agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or the TRA Party Representative or other actual or potential conflict of interest. If the Corporate Taxpayer and the TRA Party Representative are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, then the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution.  Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporate Taxpayer, subject to adjustment or amendment upon resolution.  The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporate Taxpayer except as provided in the next sentence. The Corporate Taxpayer and the TRA Party Representative shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the TRA Party Representative’s position in which case the Corporate Taxpayer shall reimburse the TRA Party Representative for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts the Corporate Taxpayer’s position, in which case the TRA Party Representative shall reimburse the Corporate Taxpayer for any reasonable out-of-pocket costs and expenses in such proceeding.  Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer and all the TRA Parties and may be entered and enforced in any court having jurisdiction.

Section 7.10      Withholding. The Corporate Taxpayer and its Affiliates shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporate Taxpayer or its Affiliates are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or non-U.S. Tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporate Taxpayer or its Affiliates, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made. To the extent that any payment pursuant to this Agreement is not reduced by such deductions or withholdings, such recipient shall indemnify the applicable withholding agent for any amounts imposed by any Taxing Authority together with any costs and expenses related thereto. Each TRA Party shall provide the Corporate Taxpayer and any applicable withholding agent with an IRS Form W-9 or the applicable version of IRS Form W-8 in connection with the execution of this Agreement on the date hereof and at such time or times reasonably requested by the Corporate Taxpayer. Any transferee of rights under this Agreement (including under Section 7.6) shall promptly on the date it becomes a party to this Agreement (and at such time or times reasonably requested by the Corporate Taxpayer) provide the Corporate Taxpayer or other applicable withholding agent with any applicable Tax forms and certifications (including IRS Form W-9 or the applicable version of IRS Form W-8) in connection with determining whether any deductions and withholdings are required under the Code or any provision of U.S. state, local or non-U.S. Tax law.

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Section 7.11      Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets.

(a)            If the Corporate Taxpayer is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Sections 1501 et seq. of the Code, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments and other applicable items hereunder shall be computed with reference to the taxable income of the group as a whole.

(b)            If any member of a group described in Section 7.11(a) deconsolidates from the group (or the Corporate Taxpayer deconsolidates from the group), then the Corporate Taxpayer shall cause such member (or the parent of the consolidated group in a case where the Corporate Taxpayer deconsolidates from the group) to assume the obligation to make payments hereunder with respect to the applicable Tax Attributes allocable to such member and any Imputed Interest in a manner consistent with the terms of this Agreement as the member (or one of its Affiliates) actually realizes Tax benefits. If a transferee or a member of a group described in Section 7.11(a) assumes an obligation to make payments hereunder pursuant to the foregoing sentence, then the initial obligor is relieved of the obligation assumed.

(c)            If any entity that is obligated to make a Tax Benefit Payment hereunder transfers one or more assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) with which such entity does not file a consolidated tax return pursuant to Section 1501 of the Code or any corresponding provisions of state, local or foreign law (including as a result of any series of transactions or acts), such entity, for purposes of calculating the amount of any Tax Benefit Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the gross fair market value of the transferred asset. For purposes of this Section 7.11(c), a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership.

Section 7.12      Confidentiality.

(a)            Each TRA Party and each of their assignees acknowledge and agree that the information of the Corporate Taxpayer is confidential and, except in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Corporate Taxpayer and its Affiliates and successors learned by the TRA Party heretofore or hereafter.  This Section 7.12 shall not apply to (i) any information that has been made publicly available by the Corporate Taxpayer or any of its Affiliates, becomes public knowledge (except as a result of an act of the TRA Party in violation of this Agreement) or is generally known to the business community, (ii) the disclosure of information to the extent necessary for the TRA Party to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such returns, (iii) the disclosure of information to a prospective assignee or transferee of the TRA Party to the extent reasonably necessary for such TRA Party to market its rights or obligations under this Agreement or to consummate a transfer or assignment of its rights or obligations under this Agreement so long as such prospective transferee agrees to be bound by the confidentiality obligations pursuant to this Agreement prior to such disclosure and (iv) the disclosure of information to current and prospective limited partners of the TRA Party so long as such current or prospective limited partner agrees to be bound by the confidentiality obligations pursuant to this Agreement prior to such disclosure. Notwithstanding anything to the contrary herein, each TRA Party and each of its assignees (and each employee, representative or other agent of the TRA Party or its assignees, as applicable) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the Corporate Taxpayer and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other Tax analyses) that are provided to the TRA Party relating to such Tax treatment and Tax structure.

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(b)            If a TRA Party or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, the Corporate Taxpayer shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporate Taxpayer or any of its Subsidiaries or the TRA Parties and the accounts and funds managed by the Corporate Taxpayer and that money damages alone shall not provide an adequate remedy to such Persons.  Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.13      TRA Party Representative.

(a)            By executing this Agreement, each of the TRA Parties shall be deemed to have irrevocably constituted the TRA Party Representative as his, her or its agent and attorney in fact with full power of substitution to act from and after the date hereof and to do any and all things and execute any and all documents on behalf of the TRA Parties which may be necessary, convenient or appropriate to facilitate any matters under this Agreement, including but not limited to: (i) execution of the documents and certificates required pursuant to this Agreement; (ii) except to the extent specifically provided in this Agreement, receipt and forwarding of notices and communications pursuant to this Agreement; (iii) administration of the provisions of this Agreement; (iv) any and all consents, waivers, amendments or modifications deemed by the TRA Party Representative, in its sole and absolute discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (v) amending this Agreement or any of the instruments to be delivered to the Corporate Taxpayer pursuant to this Agreement; (vi) taking actions the TRA Party Representative is expressly authorized to take pursuant to the other provisions of this Agreement; (vii) negotiating and compromising, on behalf of the TRA Parties, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this Agreement or any other agreement contemplated hereby and executing, on behalf of the TRA Parties, any settlement agreement, release or other document with respect to such dispute or remedy; and (viii) engaging attorneys, accountants, agents or consultants on behalf of the TRA Parties in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto.

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(b)            The TRA Party Representative may resign upon thirty (30) days’ written notice to the Corporate Taxpayer. If at any time the TRA Party Representative resigns, the Person then-serving as the TRA Party Representative shall be entitled to appoint its successor. If the TRA Party Representative fails to appoint a successor that will serve as of the effective date of the resignation of the then-serving TRA Party Representative, the Corporate Taxpayer shall be entitled to appoint the successor.

(c)            RESERVED.

(d)            To the fullest extent permitted by law, the TRA Party Representative or any of their respective Affiliates, directors, officers, employees or other agents (each a “Covered Person”) shall not be liable, responsible or accountable in damages or otherwise to any TRA Party or the Corporate Taxpayer for damages arising from any action taken or omitted to be taken by the TRA Party Representative, as applicable, or any other Person with respect to the Corporate Taxpayer, except in the case of any action or omission which constitutes, with respect to such Person, willful misconduct or fraud. Each of the Covered Persons may consult with legal counsel, accountants, and other experts selected by it, and any act or omission suffered or taken by it on behalf of the Corporate Taxpayer or in furtherance of the interests of the Corporate Taxpayer in good faith in reliance upon and in accordance with the advice of such counsel, accountants, or other experts shall create a rebuttable presumption of the good faith and due care of such Covered Person with respect to such act or omission; provided that, such counsel, accountants, or other experts were selected with reasonable care. Each of the Covered Persons may rely in good faith upon, and shall have no liability to the Corporate Taxpayer or the TRA Parties for acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(e)            Notwithstanding anything in this Agreement, the rights and obligations of the TRA Party Representative under this Agreement shall terminate in the event no TRA Party represented by the TRA Party Representative has a right to receive a future payment pursuant to this Agreement. For the avoidance of doubt, a Tax Benefit Payment received but disputed in good faith shall be considered a right to receive a future payment pursuant to this Agreement for purposes of this Section 7.13(e).

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Section 7.14      Effectiveness. This Agreement shall become effective on the date hereof; provided, this Agreement will not be effective for any holder of Management Party Common TRA Interests or Management Party Participation TRA Interests that does not execute it within thirty (30) calendar days of the date hereof (and for the avoidance of doubt for any other TRA Party that does not execute it on the date hereof), unless such TRA Party has become party to this Agreement, or obtained rights hereunder, pursuant to Section 7.6.

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IN WITNESS WHEREOF, the Corporate Taxpayer and each TRA Party have duly executed this Agreement as of the date first written above.

CORPORATE TAXPAYER

[•]

By:
Name:
Title:

SCHEDULE IA

TRA Party

[TO BE INSERTED]

SCHEDULE IB

Management Party Common TRA Interests

[TO BE INSERTED]

SCHEDULE IC

Management Party Participation TRA Interests

[TO BE INSERTED]

Exhibit A
Form of Joinder

JOINDER (this “Joinder”) to the Tax Receivable Agreement, dated as of [●], between GMR Solutions Inc., a Delaware corporation (including any successor corporation, “PubCo”) and the TRA Parties (as defined therein) (the “Tax Receivable Agreement”), by ______________________ (“New TRA Party”).

WHEREAS, New TRA Party is executing and delivering this Joinder pursuant to Section 7.6(a) of the Tax Receivable Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in the Tax Receivable Agreement, and intending to be legally bound hereby, the New TRA Party hereto agrees as follows:

Section 1.1      Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Tax Receivable Agreement.

Section 1.2      Joinder. By executing and delivering this Joinder to PubCo, New TRA Party hereby acknowledges and agrees (i) that it has received and read the Tax Receivable Agreement, (ii) that it is a “TRA Party” (as defined in the Tax Receivable Agreement) for all purposes of the Tax Receivable Agreement and (iii) that it is bound by and subject to all of the terms and conditions of a TRA Party contained in the Tax Receivable Agreement, with all attendant rights, duties and obligations of a TRA Party thereunder, except as otherwise provided therein or in this Joinder. The parties to the Tax Receivable Agreement shall treat the execution and delivery hereof by the New TRA Party as the execution and delivery of the Tax Receivable Agreement by the New TRA Party and, upon receipt of this Joinder by PubCo, the signature of the New TRA Party set forth below shall constitute a counterpart signature to the signature page of the Tax Receivable Agreement.

Section 1.3      Notice. Any notice, request, consent, claim, demand, approval, waiver or other communication hereunder to New TRA Party shall be delivered or sent to New TRA Party at the address set forth on the signature page hereto in accordance with Section 7.1 of the Tax Receivable Agreement.

Section 1.4      Governing Law. This Joinder shall be governed by and construed in accordance with the law of the State of New York.

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by New TRA Party as of the date first above written.

[NEW TRA PARTY]

By:
Name:
Title:

Address for notices: